UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 2, 2006
Symbol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York	11742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 738-2400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition.
Symbol Technologies, Inc. (the “Registrant”) is furnishing herewith its press release dated May 2, 2006 disclosing first quarter results for the period ended March 31, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Management of the Registrant will host a teleconference and webcast (audio only) on May 2, 2006 at 5:30 PM ET to discuss the subjects covered by the press release. Details on accessing the teleconference are contained in the press release. Audio replay of the teleconference will be available on the Registrant’s website at http://www.symbol.com/investor from Tuesday, May 2, 2006 at 8:30 PM ET through midnight CT June 2, 2006, on a 24 hour basis. Copies of any supplemental materials discussed on the teleconference will be available on the Registrant’s website at http://www.symbol.com/investor.
The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press release reporting the Registrant’s Q1 2006 Financial Results, dated May 2, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.
May 2, 2006	By:	/s/ Timothy T. Yates
		Name:	Timothy T. Yates
		Title:	Senior Vice President and Chief Financial Officer